Exhibit 10.9

SPECIFIC TERMS IN THIS EXHIBIT HAVE BEEN REDACTED BECAUSE CONFIDENTIAL TREATMENT OF THOSE TERMS HAS BEEN REQUESTED. THE REDACTED MATERIAL HAS BEEN SEPARATELY SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION, AND THE TERMS HAVE BEEN MARKED AT THE APPROPRIATE PLACE WITH THREE ASTERISKS (***).

FIRST AMENDMENT TO SUPPLY AGREEMENT

This FIRST AMENDMENT TO SUPPLY AGREEMENT (this “First Amendment”) is effective as of May 1, 2012, between Baker Hughes Oilfield Operations, Inc., a California corporation with its principal place of business at 2929 Allen Parkway, Houston, Texas, 77019 and its affiliates (“Baker”), and Hi-Crush Operating LLC, a Delaware limited liability company with its principal place of business at Three Riverway, Suite 1550, Houston, TX 77056 (“Supplier”).

RECITALS:

1. Baker and its Affiliates carry on the business of the design, manufacture and supply of goods and services in the Oilfield Business as defined below;

2. Supplier is able to supply certain goods for Baker;

3. Baker requires high quality sand for use as a proppant in providing certain of its hydraulic fracturing and oilfield services;

4. Supplier desires to sell such sand and is able to provide the proppant to Baker;

5. Supplier and Baker have previously entered into a Supply Agreement (the “Supply Agreement”) dated October 28, 2011 and effective as of May 1, 2012 regarding the sale of sand by Supplier to Baker;

6. Baker and Supplier now desire to amend the Supply Agreement pursuant to the terms and conditions set forth herein.

AGREEMENT

In consideration of the premises and the respective covenants and agreements contained herein, the receipt and sufficiency of which is hereby acknowledged, the Parties hereto agree to amend the Supply Agreement as follows:

1.	Definitions

1.1	Capitalized terms which are used but not defined in this First Amendment, shall have the same meaning ascribed thereto in the Supply Agreement. In addition to terms defined elsewhere in this First Amendment, the following terms shall have the following meanings unless the context otherwise requires:

(c) Contract Year means the Initial Period (as defined herein) starting on the Effective Date until April 30, 2013, and each successive period of twelve (12) calendar months occurring immediately thereafter.

2.	Production and Supply of the Products

2.1	Section 2.1 of the Supply Agreement shall be deleted in its entirety and the following shall be inserted in its place and stead:

Commencement of Production/Minimum Supply.

(a)	Beginning on May 1, 2012 through April 30, 2013 (the “Initial Period”), Supplier is obligated to sell and Baker is obligated to buy 300,000 tons of Premium Frac Sand (the “Initial Minimum Supply”). During the Initial Period the minimum supply will consist of not more than *** tons of ***.

(b)	Beginning on May 1, 2013 through April 30, 2014 (the “Secondary Period”) Supplier is obligated to sell and Baker is obligated to buy, a minimum annual volume of 500,000 tons of Product (the “Secondary Minimum Supply”) provided, however, such Secondary Minimum Supply shall consist of no more than *** tons of ***.

(c)	Beginning on May 1, 2014 through April 30, 2018 (the “Final Period”) Supplier is obligated to sell and Baker is obligated to buy a minimum annual volume of 500,000 tons of Product (the “Final Minimum Supply”) provided, however, such Final Minimum Supply shall consist of no more than *** annually tons of *** annually.

(c)	Supplier shall be under no obligation to supply or sell Product in excess of the Initial Minimum Supply, Secondary Minimum Supply or Final Minimum Supply. In the event that Supplier fails to supply to Baker the Initial Minimum Supply, Secondary Minimum Supply or Final Minimum Supply during any Contract Year (a “Supply Shortfall”), Supplier shall have *** after the end of such Contract Year to, as the sole and exclusive remedy for such Supply Shortfall, either (i) tender the Supply Shortfall, including by supplying Product from one or more third parties in accordance with Section 2.11, or ) pay to Baker within *** of the end of the Contract Year, as liquidated damages and not as a penalty, an amount equal to the amount of the Supply Shortfall (expressed in tons) multiplied by $***. It will be Supplier’s sole discretion as to which option is utilized.

(d)	The “Monthly Maximum Supply Availability” during the Term is set forth in the table below. Supplier will not be obligated to fulfill orders that exceed the Monthly Maximum Supply Availability for a specific calendar month. Additionally, no more than *** of the Monthly Maximum Supply Availability for the Initial Period shall be *** and no more than *** of the Monthly Maximum Supply Availability in any given calendar month shall be *** for the Secondary Period and no more than *** of the Monthly Maximum Supply Availability in any given calendar month shall be *** for the Final Period of this Agreement.

Month	Maximum Supply
May ’12 thru April ’13	27,500 tons/month
May ’13 thru April ’18	46,000 tons/month

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2.2	Section 2.2 of the Supply Agreement shall be deleted in its entirety and the following shall be inserted in its place and stead:

Supply Requirements; Price, Volume Discounts and Additional Volume.

(a)	For the Term of this Agreement, pricing will be fixed at $***/short ton for contracted volumes as well as any additional Product that becomes available for purchase by Baker.

2.3	Section 2.3 of the Supply Agreement shall be deleted in its entirety and the following shall be inserted in its place and stead:

Baker Minimum Purchase Requirement. During the Term, Baker shall be required to take and, in accordance with Section 3.1, pay for a minimum aggregate of 300,000 tons of Product during the Initial Period and 500,000 tons of Product per Contract Year for the Secondary Period and for the Final Period (the “Minimum Purchase Requirement”); provided, however, that if, due solely to Force Majeure or the unavailability of rail cars in the market, Baker is unable to take delivery of Products as contemplated hereunder for a period of time during a Contract Year, Baker shall not be deemed to be in breach of this Agreement as a result of such failure so long as Baker is using commercially reasonable efforts to obtain rail cars and minimize the period of time during which Baker is unable to take delivery of Products; provided, further, however, that nothing in this sentence shall be construed to relieve Baker of its obligations to make payments under this Agreement (including the obligation to make any Makewhole Payments as contemplated in Section 2.6).

2.4	Section 2.4 of the Supply Agreement shall be deleted in its entirety and the following shall be inserted in its place and stead:

During the Term of this Agreement, the Minimum Purchase Requirement shall be ordered by Baker in installments of not less than 22,500 tons of Product per calendar month during the Initial Period (the “Initial Monthly Minimum Requirement”) and in installments of not less than 37,500 tons of Product per calendar month during the Secondary and Final Periods (the “Secondary and Final Monthly Minimum Requirement”), and not more than the Monthly Maximum Supply Availability, beginning in May of 2012 and continuing thereafter for each calendar month during the remaining Term of this Agreement. In the event that Baker fails to purchase one twelfth (1/12) of the Minimum Purchase Requirement of Product from Supplier during any particular calendar month in the Initial Period , Secondary Period or Final Period in which Supplier was ready, willing and able to deliver 27,500 tons of Product in the Initial Period and 46,000 tons of Product during the Secondary Period and Final Periods, then the “Purchase Shortfall” shall be the amount by which one twelfth (1/12) of the Minimum Purchase Requirement exceeds the amount of Product actually purchased by Baker during such calendar month until the minimum annual volume is met.

2.5	Section 2.5 of the Supply Agreement shall be deleted in its entirety and the following shall be inserted in its place and stead:

On written notice of such Purchase Shortfall to Baker by Supplier, Baker shall have *** after the month of the Purchase Shortfall to purchase tonnage of Product in excess of the Initial, Secondary or Final Monthly Minimum Requirement as applicable (but subject to the Monthly Maximum Supply Availability) to make up for the Purchase Shortfall. If Baker fails to purchase the full amount of the Purchase Shortfall in such *** period, Baker shall be obligated to pay to Supplier an amount equal to the amount of the Purchase Shortfall not purchased by Baker in such *** period (expressed in tons) multiplied by *** (the “Makewhole Payment”). The Makewhole Payment shall

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be paid as liquidated damages and not as a penalty, within *** of written demand by Supplier by wire transfer of immediately available funds to the account designated in writing by Supplier. The aggregate Purchase Shortfall amount for a Contract Year shall not exceed the Initial, Secondary or Final Minimum Purchase Requirement for such Contract Year, as applicable, less the amount of Product ordered and delivered to Baker. Baker reserves the right to resell goods purchased from Supplier if deemed necessary by Baker in order to satisfy the Initial, Secondary or Final Minimum Purchase Requirement. Supplier shall not be obligated to deliver more than the Monthly Maximum Supply Availability on any given calendar month.

3.	Duration and Termination

8.1 Section 8.1 of this Supply Agreement shall be deleted in its entirety and the following shall be inserted in its place and stead:

Term. This Agreement shall be deemed to become effective on the Effective Date and shall continue in effect through *** (such period being referred to herein as the “Primary Term”), unless earlier terminated as provided herein. This Agreement may be extended beyond the Primary Term by mutual written agreement of the Parties.

9. Ratification. Except as expressly provided in this First Amendment, all of those terms and provisions of the Supply Agreement shall remain unchanged by reason of this First Amendment. Except as provided herein, the Supply Agreement hereby ratified, confirmed and continued in full force and effect.

10. Counterparts. This First Amendment may be executed in Counterparts in which case all such counterparts taken together shall constitute the same instrument which is binding upon all parties hereto not withstanding that all parties are not signatories to the original or such counterpart. Facsimiles and PDF/Adobe Acrobat signatures shall be treated as originals.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Agreement.

BAKER:
BAKER HUGHES OILFIELD OPERATIONS, INC.

By:	/s/ Authorized Person
Name:	Authorized Person
Title:	Authorized Officer
Date:	10 May 2012

SUPPLIER: HI-CRUSH OPERATING LLC

By:	/s/ James M. Whipkey
Name:	James M. Whipkey
Title:	CEO
Date:	10 May 2012

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